EXHIBIT 5.1

Porter & Hedges, L.L.P. ATTORNEYS AND COUNSELORS AT LAW 1000 MAIN STREET, 36TH FLOOR HOUSTON, TEXAS 77002-6336 TELECOPIER (713) 228-1331 TELEPHONE (713) 226-6000	MAILING ADDRESS: P.O. BOX 4744 HOUSTON, TX 77210-4744

July 18, 2005

005674/0033
Sanders Morris Harris Group Inc. 600 Travis, Suite 3100 Houston, Texas 77002
Re:	Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sanders Morris Harris Group Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) of the offer and resale from time to time of up to 292,155 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share.

We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares are duly authorized, legally issued, and, to our knowledge, are fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sanders Morris Harris Group Inc.
July 18, 2005

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ Porter & Hedges, L.L.P.
Porter & Hedges, L.L.P.